                                     906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of UMB Financial Corporation (the "Company") on Form 11-K for
the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof
(the "Report"), Jacqueline A. Witte, Executive Vice President and Director of Human Resources, and Stephen V.
Rice, Sr. Vice President, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)       The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of
              1934; and

2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  June 30, 2003

/s/ Jacqueline A. Witte

Jacqueline A. Witte
Executive Vice President
and Director of Human Resources
Chief Executive Officer for the UMB Profit
Sharing and 401(k) Savings Plan

/s/ Stephen V. Rice

Stephen V. Rice
Sr. Vice President
Chief Financial Officer for the UMB Profit
Sharing and 401(k) Savings plan
A signed original of this written statement required by Section 906 has been provide to UMB Financial
Corporation and will be retained by UMB Financial Corporation and furnished to the Securities and Exchange
Commission or its staff upon request.